UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOS Hydration Inc.

(Exact name of registrant as specified in its charter)

Nevada	46-1888700
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

4822 Sterling Drive
Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Shares of Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC
Warrants, exercisable for one share of Common Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-262290

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

SOS Hydration Inc. (the “Registrant”) is hereby registering its common stock, par value $0.001 per share (the “Common Stock”), and its warrants to purchase shares of Common Stock (the “Warrants”).

The Registrant hereby incorporates by reference the description of its Common Stock and Warrants to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-262290), as originally filed with the Securities and Exchange Commission (the “Commission”) on January 21, 2022, as subsequently amended (the “Registration Statement”), to which this Form 8-A relates. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOS HYDRATION INC.
Date: May 4, 2022

	By:	/s/ James Mayo
James Mayo Chief Executive Officer